Exhibit 10.1

AMENDMENT TO

10% SUBORDINATED CONVERTIBLE PROMISSORY NOTE

ENVISION SOLAR INTERNATIONAL, INC.

This Amendment (the "Amendment") to the 10% Subordinated Non-Negotiable Note (the "Original Note"), in the original principal amount of $100,000, hereby amends the Original Note effective the 31st day of December 2016, as follows, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, by agreement of Envision Solar International, Inc., originally a California corporation that has merged effective February 2010 to a Nevada Corporation but kept the same name (the "Company"), the issuer of the Original Note, and Mark Mandell, William Griffith, and Pegasus Enterprises, a California limited partnership, as tenants in common (the "Holder"), the payee of the Original Note, as follows:

1.	The Maturity Date of the Note is December 31, 2019.

2.	It is understood and accepted by all parties that the Company was able to raise certain funds in 2016 and 2017, and those funds have been applied to the operations and working capital of the Company in an effort to sustain the Company and was not applied to principal payments on this note. The following language in the first paragraph of the Note on page two of the Note is hereby waived:

". . provided, however, that in the event the Company receives more than $1,000,000 from any financing or series of financings (whether related or unrelated), in the form or debt, equity or any combination thereof, prior to the Maturity Date, 25% of the proceeds of any such financing in excess of $1,000,000 shall be used to pay down this Note and all of the other Notes (as hereinafter defined), pro rata; provided, further, that no funds provided to the Company by Gemini Master Fund, Ltd. ("Gemini") or any person or entity that co-invests with Gemini in the Company shall be credited towards this $1,000,000 threshold."

3.	As of March 31, 2018, the outstanding principal amount of the Note and all accrued but unpaid interest was $182,658.00.

4.	Holder agrees not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock before December 31, 2019.

5.	The Original Note will remain in full force and effect (and interest will continue to accrue until the principal amount is paid in full) without modification except as modified by this Amendment. In the event of any contradiction between the terms of this Amendment and the Original Note, the terms of this Amendment will govern.

IN WITNESS WHEREOF, this Amendment is executed by the Company and the Holder to be effective as of June 13th, 2018.

COMPANY:	Envision Solar International, Inc.

By: /s/ Desmond Wheatley
Desmond Wheatley, Chief Executive Officer

HOLDER:	/s/ Mark Mandell
Mark Mandell

/s/ William Griffith
William Griffith

/s/ Mark Mandell
Pegasus Enterprises, LP